CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 17, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Reports to Shareholders of Franklin Small Cap Value Fund and Franklin All Cap Value Fund, which are also incorporated by reference into the Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

March 15, 2016